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                                                          EXHIBIT 23.4


                      CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

       Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the prospectus forming a part of this Registration Statement (File No. 333-32001) as a person about to become a director of NEXTLINK Communications, Inc.


                                                 /s/ SHARON L. NELSON
                                                   SHARON L. NELSON


Date: September 21, 1997